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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of HCC Insurance Holdings, Inc. on Form S-3 of our reports dated March 27, 1997, on our audits of the consolidated financial statements and financial statement schedules of HCC Insurance Holdings, Inc. as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996. Our reports state that our reports are based on the report of Tonneson & Company C.P.A.'s P.C., independent certified public accountants with respect to their audit of the combined financial statements of LDG Management Company Incorporated and Affiliates for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".



                                        Coopers & Lybrand L.L.P.

                                        /s/ Coopers & Lybrand L.L.P.

Houston, Texas
June 30, 1997